UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 22, 2021

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1780 55th Street, Suite C

Boulder, Colorado 80301

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 993-5271

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Surna Inc. (the “Company”) was held on July 22, 2021. At the Annual Meeting, the Company’s stockholders:

●	Elected three incumbent directors to serve until the next annual meeting of the Company’s stockholders or until their respective successors have been duly elected and qualified;
●	Ratified Sadler, Gibb & Associates as the reviewing independent accountants for the Company for fiscal year 2021;
●	Approved the Company’s 2021 Performance Equity Plan;
●	Approved, on an advisory basis, to hold a vote on “Say on Pay”; and
●	Approved, on an advisory basis, the three-year frequency of an advisory vote on executive compensation.

The number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each Proposal is set forth below.

Proposal 1	Shares For	Shares Withheld	Broker Non- Votes
Anthony K. McDonald	128,044,722	12,717,065	37,279,254
James R. Shipley	128,316,722	12,445,065	37,279,254
Nicholas J. Etten	128,399,251	12,362,536	37,279,254

Proposal 2	Shares For	Shares Against	Shares Abstaining
Ratification of the appointment of Sadler, Gibb & Associates, L.L.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	173,295,966	1,978,655	2,766,420

Proposal 3	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Approve of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares to Eight Hundred Fifty Million (850,000,000) of which Seven Hundred Million (700,000,000) shares will be common stock, with a par value of $0.00001 per share, and One Hundred Fifty Million (150,000,000) shares will be preferred stock, with a par value of $0.00001 per share.	137,209,470	36,404,258	1,185,877	3,241,436

Proposal 4	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Approve of an amendment to the Company’s Articles of Incorporation to change the rights, preferences, limitations and terms of the Company’s preferred stock to allow the Company to redeem the outstanding shares of the preferred stock by issuance of one share of the Company’s common stock for each one hundred shares of preferred stock being redeemed by the Company.	124,721,353	14,036,560	2,003,874	37,279,254

The class of preferred stock outstanding voted with the common stock and also separately as a class. The results above include the votes of the common stock and the preferred stock. The separate class vote of the preferred stock was as follows: Shares For: 35,187,609, Shares Against 2,981,722, and Shares Abstaining: -0-.

Proposal 5	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Approve an amendment to the Company’s Articles of Incorporation to change the rights of the common stock to eliminate any right of stockholder action by written consent.	114,715,343	23,510,875	2,535,569	37,279,254

Proposal 6	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Approve an amendment to the Company’s Articles of Incorporation to add a provision for the call of any special or annual meeting to be the right of the board acting together by a majority of the board, any two directors acting together, the chief executive officer or president of the Company or any one or more stockholders together holding at least twenty-five percent (25%) of the voting power of the capital stock issued and outstanding and entitled to vote thereat.	124,765,134	13,914,569	2,082,084	37,279,254

Proposal 7	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Approve an amendment to the Company’s Articles of Incorporation to permit the Board, without requiring the approval of the stockholders and without correspondingly decreasing the number of authorized shares of the class, to decrease the number of issued and outstanding shares of common stock or preferred stock, so long as the decrease is applied proportionally to any class of stock so decreased.	114,088,300	24,467,885	2,205,602	37,279,254

Proposal 8	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Approve the 2021 Performance Equity Plan of the Company.	123,780,895	11,539,601	5,441,291	37,279,254

Proposal 9	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Approve the Board, at its discretion, at any time until December 31, 2021, (i) to effect a reverse stock split of the common stock with a ratio not less than two-for-one but not greater than one hundred-fifty-for-one and (ii) in conjunction therewith to amend the Articles of Incorporation to decrease the authorized number of shares of common stock and preferred stock to any amount less than 700,000,000 but not less than 150,000,000 shares of common stock and to any amount less than 150,000,000 but not less than 25,000,000 shares of preferred stock.	108,533,863	31,755,925	471,999	37,279,254

Proposal 10	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
To obtain an advisory vote on the executive pay, under the “Say on Pay” proxy requirements.	115,843,933	18,031,989	6,885,865	37,279,254

Proposal 11	Shares For One Year	Shares For Two Years	Shares for Three Years	Shares Abstaining	Broker Non-Votes
To obtain an advisory vote on the frequency of the “Say on Pay” advisory vote every three years.	18,138,832	7,615,297	98,455,245	16,552,413	37,279,254

Proposal 12	Shares For	Shares Against	Shares Abstaining	Broker Non- Votes
To an adjournment of the meeting of stockholders	153,472,724	16,990,082	4,336,799	3,241,436

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2021	SURNA INC.

	By	/s/ Anthony K. McDonald
Anthony K. McDonald
President and Chief Executive Officer